Exhibit 4


                        AGREEMENT OF JOINT FILING

 Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby consent to the joint filing on their behalf of a single
 Schedule 13D and any amendments thereto, with respect to the ownership by each of the undersigned of shares of Common Stock of Metromedia International Group, Inc. The undersigned hereby further agree that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

 Dated:  October 8, 1999

                                 THE NEWS CORPORATION LIMITED


                                 By: /s/ Arthur M. Siskind
                                    ------------------------------
                                    Name:  ARTHUR M. SISKIND
                                    Title: DIRECTOR


                                 NEWS AMERICA INCORPORATED


                                 By: /s/ Arthur M. Siskind
                                     ---------------------------------
                                    Name:  ARTHUR M. SISKIND
                                    Title: DIRECTOR


                                 NEWS PLD LLC


                                 By: /s/ Lawrence Jacobs
                                    -----------------------------------
                                    Name:  LAWRENCE JACOBS
                                    Title: VICE PRESIDENT


                                 /s/ K. Rupert Murdoch
                                 --------------------------------------
                                 K. RUPERT MURDOCH